UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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HAVERTY FURNITURE COMPANIES, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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780 Johnson Ferry Road, Suite 800
Atlanta, GA  30342

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. Eastern Time, Monday, May 9, 2011

Place:	Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland

Items of Business:	1.	Holders of Class A common stock to elect seven directors.
	2.	Holders of common stock to elect three directors.
	3.	Approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers.
	4.	Selection, on an advisory basis, of the frequency of the stockholder vote on the compensation of our named executive officers.
	5.	Approval of an amendment to the 2004 Long-Term Incentive Plan increasing the maximum number of shares of common stock reserved for issuance.
	6.	Ratification of the appointment of Ernst & Young LLP as our independent auditor.
	7.	Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You may vote if you owned shares of our common stock or Class A common stock at the close of business on March 11, 2011.

Proxy Voting:	Your vote is very important! Please vote in one of these ways:
	1.	Visit the web site listed on your proxy or vote instruction card;
	2.	Use the toll-free telephone number shown on the enclosed proxy or vote instruction card; or
	3.	Mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope provided.

Date of Availability:
On or about March 25, 2011, we will mail to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2010 annual report and how to vote online.

          By Order of the Board of Directors

          Jenny Hill Parker
          Senior Vice President, Finance,
          Secretary and Treasurer

Table of Contents

Page

Questions and Answers about the Meeting and Voting	1
Election of Directors	4
Proposal 1: Nominees for Election by Holders of Class A Common Stock	4
Proposal 2: Nominees for Election by Holders of Common Stock	7
Corporate Governance	8
Director Independence	8
Committees of the Board	9
Director Compensation	10
Governance Policies	11
Certain Relationships and Related Transactions	12
Compensation Discussion and Analysis	13
Role of the Compensation Committee	13
Executive Compensation Philosophy & Objectives	13
Compensation Methodology	14
Elements of Compensation	15
2010 Compensation Elements	16
Summary Compensation Table	18
Outstanding Equity Awards Value at Fiscal Year-End Table	20
Option Exercises and Stock Vested Table	21
Compensation Committee Report	24
Proposal 3: Approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers.	25
Proposal 4: Selection, on an advisory basis, of the frequency of the stockholder vote on the compensation of our named executive officers	25
Proposal 5: Approval of an amendment to the 2004 Long-Term Incentive Plan increasing the maximum number of shares of common stock reserved for issuance under the Plan.	26
Equity Compensation Plan Information	29
Proposal 6: Ratification of the Appointment of Independent Registered Public Accounting Firm	30
Audit Committee Report	31
Other Information
Ownership of Company Stock by Directors and Management	32
Section 16(a) Beneficial Ownership Reporting Compliance	33
Principal Stockholders	34
Available Information	36
Other Matters	36
Appendix A – 2004 Long Term Incentive Plan	A-1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Our board of directors is furnishing you this proxy statement to solicit proxies on its behalf in connection with the 2011 annual meeting of stockholders (“annual meeting”) of Haverty Furniture Companies, Inc. (“we”, “us” or “Havertys”).  The meeting will be held on May 9, 2011 at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time.  This proxy statement will be made available on the Internet or mailed to our stockholders on or about March 25, 2011.

Your vote is very important.  Who may vote?  Stockholders as of the close of business on March 11, 2011 of common stock or Class A common stock are entitled to vote. The owners of common stock are entitled to one vote for each share held on all stockholder matters. The owners of Class A common stock are entitled to ten votes for each share held on all stockholder matters except for the election of directors, in which they are entitled to one vote per share.

Why are there two groups of directors?  The owners of common stock and Class A common stock vote as separate classes in the election of directors. The owners of common stock are entitled to elect 25% of the members of the board, or the nearest higher whole number that is at least 25% of the total number of directors standing for election. The owners of Class A common stock are entitled to elect the remaining number of directors standing for election.

How will a quorum be determined?  A majority of the outstanding shares of the combined classes of common stock present or represented by proxy, constitutes a quorum for the annual meeting.  As of the record date, we had 18,537,025 shares of common stock and 3,331,265 shares of Class A common stock.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?  We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that allow us to provide access to our proxy materials over the Internet.  We believe this allows us to provide you with the information you need, while also lowering the printing and delivery costs to us and reducing the environmental impact of our annual meeting.  Most of our stockholders will receive instructions on how to access the proxy materials over the Internet or to request a paper copy.  In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail.  A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

What am I voting on at the annual meeting?
•	the election of seven directors by holders of Class A common stock;
•	the election of three directors by holders of common stock;
•	approval of an advisory resolution on executive compensation;
•	selection, on an advisory basis, of the frequency of conducting future advisory votes on executive compensation;
•	approval of an amendment to the 2004 Long-Tem Incentive Plan increasing the maximum number of shares of common stock reserved for issuance; and
•	ratification of the appointment of our independent auditor.

How do I vote?
•	By Telephone or Internet. You can vote by telephone or Internet by following the instructions included on your notice or proxy card.

•
By Written Proxy:  You can vote by written proxy by signing, dating and returning your proxy card in the postage-paid envelope provided.  If you sign and return your proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a stockholder of record, you can vote in person at the meeting.

How do I vote shares that are held by my broker?  If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you.  Most brokers offer voting my mail, by telephone and the Internet.

Can I change my mind after I vote?  You may change your vote at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the Internet prior to 11:59 p.m. (EDT) on May 8, 2011, or (3) voting again at the meeting.

If I vote by mail, telephone or Internet, may I still attend the annual meeting?
Yes. The board recommends that you vote using one of the methods discussed above, as it is not practical for most stockholders to attend and vote at the annual meeting.  Using another method to vote will not limit your right to vote at or attend the annual meeting.  If your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.  We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. Accordingly, this is a very brief meeting conducted by our corporate secretary and not attended by our directors.

Who tabulates the votes?  Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes.

Where can I find the voting results of the annual meeting?  We will announce voting results at the annual meeting and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 13, 2011. You may access or obtain a copy of this and other reports free of charge on our website at www.havertys.com, or by contacting our corporate secretary.

How does the board recommend that I vote?  The board recommends that you vote:
•	“FOR” each of the nominees for director named in this proxy statement;

•	“FOR” the advisory resolution on executive compensation;

•	“EVERY THREE YEARS” relating to the advisory vote regarding frequency of the stockholders’ advisory vote on executive compensation;

•	“FOR” the amendment to the 2004 Long-Term Incentive Plan increasing the maximum number of shares of common stock that may be reserved for issuance; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for 2011.

How many votes are required to approve each proposal?
Election of Directors: Directors are elected by a plurality vote.  That means that for a director to be elected, the number of shares voted “for” a director must exceed the votes cast against the nominee. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors.

Say on Pay: Our board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation, Discussion and Analysis contained in this proxy statement.  Approval of the resolution on executive compensation requires the affirmative vote of a combined majority of the votes cast at the meeting once a quorum is present.  The vote is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Say on Frequency: Our board is seeking a non-binding advisory vote regarding whether shareholders prefer to vote on our compensation program once a year, once every two years or once every three years.  The vote is advisory and non-binding in nature, but the board intends to review the results for each voting alternative in making its determination on the frequency of the stockholder advisory vote on our executive compensation in the future.  If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Amendment to the 2004 Long-Term Incentive Plan:  Approval of the amendment to increase the number of shares reserved for issuance under our 2004 Long-Term Incentive Plan requires the affirmative vote of a combined majority of the votes cast at the meeting once a quorum is present.  If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Appointment of Our Independent Auditors:  Ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2011 requires the affirmative vote of a combined majority of the votes cast at the meeting.  If you do not instruct your broker how to vote with respect to this item, your broker may vote your shares in its discretion.

Will there be other business on the agenda?  We do not expect any other items of business. However by signing your proxy card, you give discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting.  The proxies’ will vote in accordance with their best judgment and only applies to shares you own as a stockholder of record.

How do I submit a shareholder proposal for the 2012 annual meeting?  If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 30, 2011.  Proposals should be addressed to: Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.

What if I want to receive a paper copy of the annual report and proxy statement?  If you wish to receive a paper copy of the 2010 annual report and 2011 proxy statement, or future annual reports and proxy statements, please call 1-800-241-4599 or write to: Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.   We will deliver the requested documents to you promptly upon your request.

ELECTION OF DIRECTORS

The board of directors currently consists of ten members.  At this annual meeting, three directors will be elected by the holders of common stock and seven will be elected by the holders of Class A common stock to hold office until the next annual meeting.

The nominees for election at the 2011 annual meeting were recommended and approved for nomination by the Nominating and Corporate Governance Committee (the “Governance Committee”) of the board. The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock. We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the Governance Committee and the board.

The board believes that it is necessary for each of our directors to possess many qualities and skills.  When searching for new candidates, the Governance Committee considers the evolving needs of the board and searches for candidates that fill any current or anticipated future need.  The board also believes that all directors must possess a considerable amount of business management experience and education.  The Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates.  The Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The Governance Committee does not have a formal policy with respect to diversity, however the board and the Governance Committee believe that is essential that the board members represent diverse viewpoints.  In considering candidates for the board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.  With respect to the nomination of continuing directors for re-election, the individual’s contributions to the board are also considered.

All of our directors bring to our board a wealth of executive leadership experience. Certain individual qualifications and skills that we believe contribute to the board’s effectiveness as a whole are included in each director’s biography.

PROPOSAL 1: NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK
Name	Biography/Qualifications

John T. Glover Age 64

Principal Occupation:  Retired, former President of Post Properties, Inc. from 1994 to 2000; Vice Chairman of Post Properties, Inc., a real estate investment trust that develops and operates upscale multifamily apartment communities, from March 2000 to February 2003.

Directorships: Member of the Board of Trustees of Emory University, a Director of Emory Healthcare, Inc. and Trustee Emeritus of The Lovett School.

Areas of Relevant Experience: Real estate development and operations, financial reporting, accounting and controls and executive experience with a public company.

Board Committees:  Chairman of the Audit Committee

Independent Director since 1996

PROPOSAL 1: NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK
Name	Biography/Qualifications

Rawson Haverty, Jr. Age 54

Principal Occupation: Senior Vice President, Real Estate and Development of Havertys since 1998.  Over 27 years with Havertys in various positions.

Directorships: Member of the Board of Directors of the High Museum of Art and the Center for Ethics at Emory University and a member of the Board of Trustees of the World Children’s Center.

Areas of Relevant Experience: Experience in corporate real estate, development, site selection, store planning, market research, retail analysis and modeling, strategic planning, asset management and risk management.

Management Director since 1992

L. Phillip Humann Age 65

Principal Occupation:  Retired, former Chairman of the Board of SunTrust Bank, Inc. (“SunTrust”) from 1998 to 2008.  Chief Executive Officer of SunTrust from 1998 to 2007 and President from 1998 to 2004.

Directorships: Coca-Cola Enterprises Inc. and Equifax, Inc.

Areas of Relevant Experience: Corporate finance and banking, risk assessment and executive experience with a public company.

Board Committees: Compensation Committee and Executive Committee

Independent Director  since 1992

Chairman of the Board since 2010

Mylle H. Mangum Age 62

Principal Occupation:  Chief Executive Officer of IBT Enterprises, LLC, a provider of design, construction and consultant services for the retail banking and specialty retail industries since 2003; Chief Executive Officer of MMS Incentives, Inc., a private equity company concentrating on high-tech marketing solutions from 1999 to 2002.

Directorships: Barnes Group, Inc., Collective Brands, Express, Inc. and Decatur First Bank.  Formerly a director of Emageon Inc., Scientific-Atlanta, Inc., Matria Healthcare and Respironics, Inc.

Areas of Relevant Experience: Developing retail environments for specialty retail and mixed-use concepts, retail distribution, market research, performance training and design, strategic and corporate planning.

Board Committees:  Executive Committee and Chairman of the Compensation Committee

Independent Director since 1999

PROPOSAL 1: NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK
Name	Biography/Qualifications
Frank S. McGaughey, III Age 62

Principal Occupation:  Partner in the law firm Bryan Cave LLP since 1980.

Directorships:  Member of the Board of Trustees of the Woodruff Arts Center and the Sara Giles Moore Foundation.

Areas of Relevant Experience:  Legal, governance issues, business management and executive experience.

Board Committees: Executive Committee and Chairman of the Governance Committee

Independent Director since 1995

Clarence H. Smith Age 60

Principal Occupation:  President and Chief Executive Officer of Havertys since 2003.  President and Chief Operating Officer of Havertys from May 2002 until 2003.  Over 37 years with Havertys in various positions.

Directorships:  Oxford Industries, Inc. and member of the Board of Trustees of Marist School.

Areas of Relevant Experience: Retail store operations and distribution, sales and marketing, brand management and unique insights into Havertys’ challenges, opportunities and operations.

Board Committees:  Executive Committee

Management Director since 1989

Al Trujillo Age 51

Principal Occupation: Investment Funds Advisor since 2007. Retired, former President and Chief Executive Officer of Recall Corporation, a global information management company until May 2007.  Various positions with Brambles Industries, Ltd, parent company of Recall Corporation from 1996 until 2007.

Directorships: Chair of the Georgia Institute of Technology Alumni Association (2010 – 2011) and a member of the College of Engineering Advisory Board.

Areas of Relevant Experience: Global information management, accounting and finance, business management and executive experience with a global company.

Board Committees: Audit Committee and Compensation Committee.

Independent Director since 2003

Clarence H. Smith and Rawson Haverty, Jr. are first cousins and officers of Havertys.

PROPOSAL 2: NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK
Name	Biography/Qualifications

Terence F. McGuirk Age 59

Principal Occupation:  Chairman and Chief Executive Officer of the Atlanta Braves baseball organization since 2001.  Vice Chairman of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. from 2001 until 2007.

Directorships: Board of Trustees of The Westminster Schools. Formerly a director of The Sea Island Company.

Areas of Relevant Experience: Executive experience with a public company, telecommunications and information services, business management and corporate finance.

Board Committees:  Compensation Committee

Independent Director since 2002

Vicki R. Palmer Age 57

Principal Occupation:  Retired, former Executive Vice President, Financial Services and Administration for Coca-Cola Enterprises, Inc. from 2004 until 2009.  Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises, Inc. from 1999 to 2004.

Directorships:  First Horizon National Corporation and a member of the Board of Trustees of Spelman College and Woodward Academy.

Areas of Relevant Experience:  Executive experience with a public company, corporate finance and administration, financial reporting, internal audit, risk assessment and business management.

Board Committees:  Audit Committee and Governance Committee

Independent Director since 2001

Fred L. Schuermann Age 65

Principal Occupation:  Retired, former President and Chief Executive Officer of LADD Furniture Inc. (“LADD”) from 1996 until 2001.  Chairman of LADD from 1998 until 2000.

Areas of Relevant Experience: Furniture industry and corporate finance and financial reporting, risk assessment, business management and executive experience with a public company.

Board Committees: Audit Committee and Governance Committee

Independent Director since 2001

CORPORATE GOVERNANCE

Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, communities and creditors and we expect all directors, officers and employees to conduct business in compliance with our Code of Business Conduct and Ethics (the “Code”). The board has adopted a number of policies to support our values and good corporate governance, including Corporate Governance Guidelines (the “Governance Guidelines”), board committee charters, and a Related Party Transaction Policy. All of our corporate governance policies are reviewed for compliance on an annual basis.

Where to find Corporate Governance Information. All of our corporate governance policies, including our board committee charters, Code, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at www.havertys.com under “About Us – Corporate Governance.”

Director Independence.  Our Governance Guidelines state that a majority of the directors must be non-management directors who meet the “independence” requirements of the New York Stock Exchange (the “NYSE”). The Governance Committee conducts an annual review of the independence of the members of the board and its committees and reports its findings to the full board.  During this review, the Governance Committee considers the independence issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with us or our management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any financial relationships that may exist with a director or a related interest. As a result of this review, the board affirmatively determined that Mmes. Mangum and Palmer and Messrs. Glover, Humann, McGuirk, McGaughey, Schuermann and Trujillo are independent of Havertys and our management under the standards set forth in the NYSE corporate governance requirements.

Board Leadership Structure. Our current board is composed of eight independent directors and two management directors. We have separate individuals serving as chairman of the board and as chief executive officer.  Separating these positions allows our chief executive officer to focus his time, effort and energy on strategy-making and the day-to-day leadership and performance of Havertys while allowing the chairman of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. This is especially important given the current business environment.  The board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board, or if the roles should be separate. The board believes that it should have the flexibility to make these determinations at any given point based on what it considers is the appropriate leadership structure for Havertys at the time.  Although the board believes that separate positions are appropriate in the current circumstances, our Governance Guidelines do not establish this approach as policy.

Risk Oversight. In its oversight role, the board annually reviews our strategic plan, which addresses, among other things, the risks and opportunities we face. While the board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, and in accordance with NYSE requirements and our committee charters, the Audit Committee is responsible for overseeing risk management with a focus on financial risk, including internal controls, and reviews annual risk assessments with our internal auditors and other members of management.  The Compensation Committee assists the board in fulfilling its oversight responsibility with respect to our executive compensation programs, benefit matters and succession planning for senior management.  Finally, the Governance Committee is responsible for establishing, implementing and monitoring policies and processes regarding principles of corporate governance and ensures we are in compliance with all applicable regulations and requirements.

Attendance. During 2010, the board met four times and the committees met as indicated below. All board members attended at least 75% of the aggregate of the board meetings and meetings of the committees on which they served during 2010 except for Mr. McGuirk, whose attendance was 71%.  Mr. McGuirk missed one board meeting and one meeting of the Compensation Committee due to unpredicted scheduling conflicts related to his business.

We do not have a policy regarding director attendance at the annual meeting. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings.  No directors attended the 2010 annual meeting.

Committees of the Board.  The board conducts its business through meetings and its four standing committees which are the Audit Committee, Executive Compensation and Employee Benefits Committee (the “Compensation Committee”), Governance Committee and Executive Committee.

Audit Committee. The Audit Committee’s primary function is to represent and assist the board in fulfilling its oversight responsibility relating to the quality and integrity of our annual and interim external consolidated financial statements and financial reporting process, the adequacy and effectiveness of internal controls, the internal audit function, the annual independent audit of our financial statements, risk assessment and risk management, and other matters the board deems appropriate.

The board has designated all four members of the Audit Committee as “an audit committee financial expert” as defined by the SEC.  All members of the Audit Committee meet the independence requirements of the NYSE, the SEC and our Governance Guidelines.  The Audit Committee met four times during 2010. The Audit Committee’s report is on page 31.

Members:	John T. Glover, Chairman	Vicki R. Palmer
	Fred L. Schuermann	Al Trujillo

Compensation Committee. The Compensation Committee is responsible for translating our compensation objectives into a compensation strategy that aligns the interests of our stockholders with that of our executives.  The Compensation Committee has overall responsibility for succession planning and for evaluating the performance and approving the compensation and benefits of the chief executive officer and other executive officers. The Compensation Committee also has the responsibility for recommending, reviewing and administering our equity based incentive compensation plans and other benefit plans. Each member of the Compensation Committee meets the independence requirements of the NYSE, the SEC and our Governance Guidelines.  The Compensation Committee met three times and took action by unanimous consent once during 2010. The Compensation Discussion and Analysis begins on page 13 and the Compensation Committee Report is on page 24.

Members:	Mylle H. Mangum, Chairman	L. Phillip Humann
	Terence F. McGuirk	Al Trujillo

Governance Committee. The Governance Committee has the primary responsibility for considering and making recommendations concerning the composition and structure of the board, establishing policies relating to the recruitment of board members, director compensation and reviewing and recommending corporate governance policies and issues. Each member of the Governance Committee meets the independence requirements of the NYSE, the SEC and our Governance Guidelines. The Governance Committee met once and took action by unanimous consent once during 2010.

Members:	Frank S. McGaughey, III, Chairman	Vicki R. Palmer
	Fred L. Schuermann	Al Trujillo

Executive Committee. The Executive Committee is not an independent committee; however, the majority of the members of the Executive Committee are independent directors.  In accordance with our bylaws, the Executive Committee acts with the power and authority of the board in the management of our business and affairs while the board is not in session.  The Executive Committee has generally held meetings to approve specific terms of financings or other transactions that have previously been presented to the board. The Executive Committee held no formal meetings or took action by unanimous consent during 2010.

Members:	L. Phillip Humann, Chairman	Frank S. McGaughey, III
	Mylle H. Mangum	Clarence H. Smith

Director Compensation.  Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders.  In setting director compensation, the Governance Committee, which is responsible for determining the type and amount of compensation for non-employee directors, considers among other things, the significant amount of time that directors spend fulfilling their duties to Havertys and our stockholders.

Director Compensation Table. The following table sets forth information concerning compensation earned during 2010 by each director.

		Stock Compensation
Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)(1)	Stock Awards ($)(2)	Total Stock Compensation	Total ($)
John T. Glover	$35,000	$30,000	$—	$30,000	$65,000
Rawson Haverty, Jr. (3)	—	—	—	—	—
L. Phillip Humann	28,750	45,000	—	45,000	73,750
Mylle H. Mangum	30,750	30,000	—	30,000	60,750
Frank S. McGaughey, III	26,250	30,000	—	30,000	56,250
Terence F. McGuirk	20,000	30,000	—	30,000	50,000
Vicki R. Palmer	25,000	30,000	—	30,000	55,000
Fred L. Schuermann	26,250	30,000	—	30,000	56,250
Clarence H. Smith (3)	—	—	—	—	—
Al Trujillo	13,750	45,000	—	45,000	58,750
Former Director:
Clarence H. Ridley (4)	41,667	—	—	—	41,667

(1)	Messrs. Humann and Trujillo elected to receive their retainer fees in all stock.
(2)	No stock awards were granted to directors in 2010.
(3)
Messrs. Haverty and Smith, as management directors did not receive a fee for serving on the board. See Summary Compensation Table for additional disclosure since they are Named Executive Officers (“NEOs”).

(4)
Mr. Ridley retired from the board effective May 2010. In addition to the directors fees shown above he received a distribution from the Directors Deferred Plan of $33,546 and $51,667 for consulting fees. The Company also paid $11,351 for post-retirement health benefits.

Retainer and Meeting Fees. Non-employee directors may elect to receive their retainer and meeting fees in cash, common stock, deferred common stock or deferred cash under the Deferred Compensation Plan (“Deferred Plan”) described below.  For 2010, non-employee directors received an annual retainer of $45,000 of which $30,000 was required to be paid in shares of our common stock.  A fee of $1,250 was also paid for each board and committee meeting attended along with related attendance expenses. An annual retainer of $20,000 was paid to our non-executive chairman of the board and annual retainers of $10,000, $7,500 and $5,000 was paid to the chairman of the Audit Committee, Compensation Committee and Governance Committee, respectively.  Director compensation will remain the same for 2011; however, the annual retainer for the chairman of the Compensation Committee and the chairman of the Governance Committee will be increased to $10,000 and $7,500, respectively.

Director Deferred Compensation Plan. Non-employee directors are eligible to participate in our Deferred Plan, which allows directors to defer receipt of up to 100% of their board retainers and/or board and committee meeting fees. Under the Deferred Plan, such deferred fees, plus accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Four directors participated in the Deferred Plan in 2010 and four will participate in 2011.

2004 Long-Term Incentive Plan. In 2010, directors did not receive an equity award under our 2004 Long-Term Incentive Plan.

Other Compensation. Directors receive the same discounts as employees on our products.  We do not provide any pension or other benefits to our non-employee directors.

Director Nominations.   The Governance Committee has the responsibility of reviewing qualifications of the candidates for board membership in accordance with procedures established by our Governance Guidelines, applicable law and regulations. Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party search firm. The Governance Committee will consider recommendations for directors submitted by stockholders. Stockholders should submit their recommendations in writing to the Governance Committee (See, “Communications with Directors”). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee’s qualifications to be a director. There is no difference in the manner in which the Governance Committee evaluates proposed nominees based upon whether the proposed nominee is recommended by a stockholder.

The Governance Committee seeks to maintain a board that is strong in its collective knowledge and has a diversity of skills and experience to oversee our business.  In its assessment of each potential nominee the Governance Committee will review and consider, among other things, the nominee’s relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, including financial literacy and experience in the context of the needs of the board at the time, given the then current mix of director attributes. The Governance Committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities.

Governance Policies.  The board has adopted certain governance policies to assist in maintaining good governance practices.  These governance policies include the following:

Corporate Governance Guidelines. Our Governance Guidelines, together with the board committee charters, provide the framework for effective corporate governance. The board adopted these guidelines to address certain governance matters including the role of the board, qualifications and responsibilities of directors, director compensation, management succession and director education. These Governance Guidelines are designed to maximize long-term stockholder value and promote the highest ethical conduct among our directors and employees.

Director Stock Ownership Guidelines. The board has implemented stock ownership guidelines for non-employee directors.  Each director is required to own at least 10,000 shares of our stock.  Currently, all non-employee directors exceed the stock ownership requirements.

Executive Sessions of Independent Directors. The board has a policy of scheduling an executive session of the independent directors as part of every regularly scheduled board meeting. Phillip Humann, chairman of the board, presides over these sessions and conveys to management any issues of concern.

Code of Business Conduct and Ethics. All of our directors and employees, including our chief executive officer and executive officers, are required to comply with our Code to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Board and Committee Evaluation. The board and each of its committees participates annually in self-evaluation and assessment processes in order to improve efficiency and effectiveness.  The assessments are supervised by the Governance Committee and discussed by each committee and the board.

Mandatory Retirement and Resignation from Board. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 72nd birthday. The board may ask a director to continue service beyond age 72 under certain circumstances upon review by the Governance Committee.  A director is also required to submit his or her resignation from the board to the Governance Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment.  The Governance Committee can choose to accept or reject the resignation.

Communications with Directors. Stockholders and other interested parties may communicate with any director, committee member or the board by writing to the following address:  Board of Directors, c/o Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia  30342. Please specify to whom your correspondence should be directed. The corporate secretary has been instructed by the board to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the relevant director, committee member or the full board, as indicated in the correspondence.

Certain Relationships and Related Transactions.  Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term “related party transaction” is defined as any transaction, arrangement or relationship or any series of similar transactions arrangements or relationships in which (1) the aggregate amount involved will exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of our stock, or their immediate family members) has or will have a direct or indirect interest.

The board has determined that the Governance Committee is best suited to review and approve related party transactions.  The Governance Committee when reviewing the material facts of related party transactions must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s stock; (2) certain transactions where the Related Person’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.

During 2010, we paid compensation of more than $120,000 to Eugene B. Edleman, our Ft. Myers, Florida, general manager and stepson of Frank S. McGaughey, III, a director.  The board is not involved in the compensation discussions for general managers and Mr. Edleman’s compensation is determined in the same manner as our other employees with similar responsibilities.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis addresses the following:

•	the Compensation Committee’s role in compensation governance;

•	the philosophy and objectives of our executive compensation program;

•	how we make compensation decisions and the elements of our executive compensation program; and

•	an analysis of the material compensation decisions made by the Compensation Committee during 2010.

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during 2010, as well as the other individuals included in the Summary Compensation Table on page 18, are referred to as the “NEOs.” The individuals who were subject to the SEC Section 16 reporting requirements during 2010 are referred to as the “executive officers.”

Role of the Compensation Committee
The Compensation Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers, equity plan awards and benefit programs for all of our employees.

The Compensation Committee took the following steps to ensure that it effectively carried out its responsibilities:

•	Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;

•	Conducted an annual review of compensation data related to our peers;

•
Reviewed all compensation components for our chief executive officer, chief financial officer, and other NEOs, incorporating a tally sheet and pay-for-performance sensitivity analysis for each executive as part of that review;

•
Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;

•
Scheduled an executive session, without members of management, for the purpose of discussing decisions related to the chief executive officer’s performance, goal-setting, compensation level and other items deemed important by the Compensation Committee;

•
Conducted an annual review of the Compensation Committee charter to ensure that it effectively reflects the committee’s responsibilities and completed an annual self evaluation of the Compensation Committee’s effectiveness; and

•	Conducted an annual review of our succession plan.

Executive Compensation Philosophy & Objectives
Our executive compensation philosophy is directed at attracting, retaining and motivating highly qualified executives that are dedicated to our long-term success and to align their interests with the long-term interests of our stockholders by providing appropriate competitive compensation and financial reward. In support of this philosophy, the executive compensation program is designed to reward performance relevant to our short-term and long-term success based on both corporate and individual performance. As a general principle, the Compensation Committee believes that compensation of the executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interest of Havertys and its stockholders.  Accordingly, from time to time in the exercise of its discretion, the Compensation Committee may approve changes in compensation that it considers to be appropriate toward achieving the objectives of our executive compensation program.

Compensation Methodology
Our policy for allocating between long-term and currently paid compensation is to ensure adequate base salary compensation while providing incentives to maximize long-term value for us and our stockholders. We provide cash compensation in the form of base salary to meet competitive salary norms and use cash incentive compensation to reward good performance against specific short-term goals on an annual basis. We provide equity awards relative to the performance of general management responsibilities and contribution as a member of the executive management team. We believe that a large portion of our executive officers’ compensation packages should be performance-based; however, we do not have a specific formula that dictates the overall weighting of each element as a part of total compensation.

The Compensation Committee Considerations. In setting compensation levels, the Compensation Committee considers all elements of the executive compensation program in total rather than each element in isolation and utilizes several different tools and resources in reviewing these elements and making compensation decisions. An executive officers’ total compensation is based on a review by the Compensation Committee of competitive compensation data, tally sheets, regulation requirements and recommendations by the chief executive officer. These compensation decisions however, are not purely formulaic and the Compensation Committee exercises judgment and discretion in making them.

Competitive Compensation Data.  The Compensation Committee conducts an annual review of an industry peer group (“Peer Group”) as a reference point for assessing competitive executive compensation data.  Our Peer Group contains companies in the furniture industry with revenues between $170 million to $800 million. Our Peer Group consists of companies that are both larger and smaller in size and operational complexity.  We compete with these companies for talent and the differences and similarities between us are taken into consideration when referencing benchmarks for our executive compensation decisions.

The following companies comprise the Peer Group:

• American Woodmark	• Hooker Furniture Corporation
• Bassett Furniture Industries, Inc.	• Restoration Hardware, Inc.
• Ethan Allen Interiors, Inc.	• Select Comfort Corporation
• Flexsteel Industries, Inc.	• Stanley Furniture Company, Inc.
• Hill-Rom Holdings, Inc.

Tally Sheets.  To provide the Compensation Committee a single source for viewing the aggregate value of all material elements of executive compensation, “tally sheets” are created for each of our NEOs on an annual basis.  The tally sheets provide a snapshot of:

•	Current total annual compensation, including base salary, annual cash incentives, equity compensation, benefits and perquisites (if any);

•	Accumulated unvested equity award values and total stock ownership levels.

The Compensation Committee does not assign a specific weighting to the tally sheets in their overall decision-making process, but rather uses the information provided in the tally sheets to gain additional perspective and as a reference in the decision-making process.

Regulatory Requirements.  Together with the Compensation Committee, we carefully review and take into account current tax, accounting and securities regulations as they relate to the design of our compensations program and related decisions.

Section 162(m) of the Internal Revenue Code, limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year unless the compensation is “performance-based” as defined under federal tax laws.  It is generally our policy that the components of executive compensation that are inherently performance-based should qualify for exclusion from the deduction limitation under Section 162(m). If non-performance-based compensation in excess of $1 million should become payable to a person who is “highly compensated” for this purpose, we may consider requiring possible deferral of receipt of any potential amounts earned in excess of the cap to a tax year following the year in which the individual might leave our employment.

We believe that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy, and therefore reserve the right, in appropriate circumstances, to pay amounts in addition to base salary that might not be deductible. The Compensation Committee’s purpose in doing so is to ensure that we retain the best executives and remains competitive in the market for executive talent.

Role of Chief Executive Officer in Compensation Decisions. Our chief executive officer annually reviews the performance of each of the other executive officers. Based on this review, he makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. Although the Compensation Committee considers these recommendations along with other data, it retains full discretion to set all compensation for all executive officers.

Other Considerations. In addition to the above resources, the Compensation Committee considers other factors when making compensation decisions, such as individual experience, individual performance, internal pay equity, development and/or succession status, and other individual or organizational circumstances.  With respect to equity-based awards, the Compensation Committee also considers the cost of such awards, the impact on dilution, and the relative value of each element comprising total target executive compensation.

Elements of Compensation
Compensation includes both direct and indirect elements consisting of base salaries, annual incentive awards, long-term cash and equity compensation, benefits and limited perquisites. Our NEOs are also entitled to receive severance payments or other compensation upon the occurrence of certain events related to a termination of employment or change in control.  See “Potential Payments Upon Termination or Change in Control.” Each element of total compensation and the primary purpose for using each element is outlined below.

Direct Compensation Element
Base Salaries.  A base salary provides a fixed level of income to compensate executives for their level of experience and responsibility and must be competitive against our primary peer group in order to attract and retain qualified talent.  Base salaries are set at the regularly scheduled meeting of the Compensation Committee held at the beginning of each year.

Annual Cash Incentive Plan Compensation.  This award is intended to motivate and reward achievement of specified financial goals as well as completion of important projects and improvements by key individuals.  An executive officer will earn total compensation that is competitive with the market only if we achieve corporate financial performance goals and incentive compensation is paid. If goals are exceeded, incentive compensation can cause total compensation to exceed median market levels.

Equity Awards. These awards are intended to provide an executive officer with an opportunity to have ownership in Havertys and align his or her interest with that of our stockholders by emphasizing long-term growth in our stock value.  They also provide an element of attraction and retention and may be used to recognize a promotion or other significant achievements. Types of stock awards include: (a) restricted stock or units; (b) performance accelerated restricted stock or units; and (c) stock-settled stock appreciation rights.

Indirect Compensation Element
Retirement and Other Benefits.  Retirement programs and other benefits are designed to be competitive in our industry in order to attract and retain qualified employees.  These programs are intended to protect against catastrophic expenses (health care, disability and life insurance), provide retirement benefits and to provide an opportunity to save additional amounts for retirement (401(k) Plan).

Perquisites.  Perquisites constitute an insignificant part of total executive compensation.  However, a limited number of perquisites are provided in order to deliver a competitive package to attract and retain executive officers.

2010 Compensation Elements
Following is a discussion of each compensation element and the related specific actions taken by the Compensation Committee in 2010.  The elements of our compensation package for the NEOs for 2010, assuming the targeted cash compensation was earned, ranged from 46% to 57% in salaried compensation, 22% to 30% in cash incentive compensation, and 20% to 25% in equity awards. In determining each of these elements, the Compensation Committee considered the resources discussed above.  Each of these elements is reviewed on an annual basis, and may be reviewed at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions.  The same guidelines and factors are applied in a consistent manner to all NEOs. Material differences in the amount of compensation awarded to each of the NEOs generally reflect the differences in the individual responsibility and experience of each officer and the differences in the amounts of compensation paid to officers in comparable positions in our compensation peer group.

Base Salary Compensation.  The Compensation Committee reviewed both internal and external factors to determine the appropriate compensation for Mr. Smith, the other NEOs and the executive officers.

The annual base salaries for the 2008 NEOs were reduced in 2009 by a range of 2% to 3%.  In May 2009, as a result of the difficult business environment, Messrs. Smith and Fink took additional pay cuts representing a 20% reduction in their annual base salaries.  The Compensation Committee in December 2009 increased the base salaries for Messrs. Smith and Fink beginning January 1, 2010 back to their 2007 base salary levels.  Messrs. Smith and Fink’s base salaries were kept at their 2007 level for 2010.  The base salaries for the other NEOs were increased by a range of 5.4% to 6.0% compared to their salaries before the 2009 reductions.  We believe the 2010 base salary range for each executive position reflects a median base salary range for our Peer Group.

Annual Cash Incentive Compensation.  Each executive officer is eligible for an annual cash incentive award. These awards are intended to motivate and reward key employees based on our performance and provide competitive cash compensation opportunities to them.

2010 Cash Incentives (Non-Equity Incentive Plan Compensation):  The Compensation Committee approved a management incentive plan (the “2010 Plan”) to determine cash incentives for executive officers in 2010.  Pursuant to the 2010 Plan, executive officers were eligible to receive cash incentives based primarily on our achieving a threshold dollar amount of pre-tax earnings on a quarterly and annual basis as established by the Compensation Committee. For the chief executive officer and the chief financial officer, a portion of their target cash incentive was based on the Company maintaining a monthly cash balance plus the availability under our revolving credit agreement at a minimum level. For the other executive officers, a portion was based on achieving additional performance criteria or specific projects or initiatives as established and approved by the chief executive officer and the Compensation Committee. Pursuant to the Plan, the NEOs were eligible to receive a target payout from 40% to 65% of their 2010 annual base salary.  If the threshold dollar amount of annual pre-tax earnings was exceeded by 25% or 50%, the Plan provided for additional payouts of 9% to 15% or 18% to 29% of base salary, respectively. The Compensation Committee had complete discretion to modify the target cash incentives, weightings or performance criteria during 2010. The threshold dollar amounts of the Company’s pre-tax earnings established by the Compensation committee were as follow:  $1.2 million for the first quarter, break-even for the second quarter, $4.0 million for the third quarter, $9.4 million for the fourth quarter and $15.8 million for the year.  The quarterly goals were assigned a 17.5% weighting factor and the annual goal had a 30.0% weight. The Compensation Committee in reviewing the actual quarterly performance noted that the first quarter goal was exceeded by $1.2 million and the second quarter goal was not met by $0.7 million.  The Compensation Committee reviewed the impact of certain factors that were not considered in the budget from which the goals were derived, the timing of certain expenses and recognized that the cumulative first-half profit goals were exceeded.  The Compensation Committee determined it was appropriate to consider these factors and determined that the goals for the first two quarters were met. The actual payouts to the NEOs were 16.5% to 27.0% of the amount of their annual base salaries.

2011 Cash Incentives (Non-Equity Incentive Plan Compensation):  The Compensation Committee has approved a management incentive plan (the “2011 Plan”) to determine cash incentives for executive officers for 2011.  The 2011 Plan provides for cash incentives based primarily on us achieving a threshold dollar amount of pre-tax earnings on a quarterly and annual basis. Pursuant to the 2011 Plan, the NEOs are eligible to receive a target payout from 45% to 75% of their 2011 annual base salary. The Plan allocates 80% of the target payout for Havertys achieving a dollar amount goal of pre-tax earnings on a quarterly, half year and annual basis.  Participants will begin to earn a like percentage of their pre-tax earnings incentive once at least 80% of a goal is met with the percentage earned increasing pro rata up to 120% of target attainment.  The Plan allocates the remaining 20% of the target payout for achieving additional performance criteria or specific projects or initiatives tailored to each person as approved by the Compensation Committee.  The Compensation Committee has complete discretion to modify the target cash incentives, weightings or performance criteria during 2011 or may determine that payment of cash incentives for 2011 will not be made due to economic issues or other factors.

Bonuses:  In its discretion, the Compensation Committee may approve cash bonuses based on subjective criteria and performance against individual objectives for the year and other economic factors. There were no cash bonuses paid to executive officers for 2010.

Long-Term Equity Compensation.  In 2010, we utilized restricted stock units (“RSUs”) as the form of long-term equity compensation granted under our 2004 Long-Term Incentive Plan.

Our practice is to estimate the approximate dollar amount of equity compensation that we want to provide and to then grant equity awards that have a fair market value comparable to that amount on the date of grant. We estimate the fair market value based upon a number of factors including the closing price of our stock on the date of determination and other factors as outlined in Note 11 of our consolidated financial statements. In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested. With the exception of significant promotions and new hires, we generally make these awards at the first meeting of the Compensation Committee each year following the availability of the preliminary financial results for the prior year. This timing was selected because it enables us to consider our prior year performance and our expectations for the current year. The awards also are made as early as practicable in the year in order to maximize the time period for the incentives associated with the awards. The Compensation Committee’s schedule is determined in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. The Compensation Committee grants restricted stock to individuals that are not executive officers, generally based upon the recommendations of management, and has delegated stock award granting authority to the chief executive officer for a small, specific number of shares to be made during the ensuing year for promotions, new hires, and other circumstances.

On January 25, 2010, the Compensation Committee granted RSUs to our executive officers. The market price per share for our common stock on the date of the 2010 grants was $12.02.  The Compensation Committee granted the RSUs with a vesting schedule that weighted heavily towards retention. The RSUs will vest over four years from date of grant with a vesting cycle of 10% each of the first three years and 70% in the fourth year.

Perquisites and Other Benefits. Perquisites for our executives are very limited and consist only of payments for annual physical examinations, $1,000,000 of additional life insurance coverage and enhanced short-term and long-term disability coverage. Our executives may elect to participate in certain of our benefit plans. These plans include medical and dental insurance, life insurance and discounts on our products. Executive officers receive a 50% reduction on the employee portion of their medical insurance premium.  Our NEOs do not have personal access to aircraft, automobiles, club memberships or any cash allowances for such benefits.

Summary Compensation Table
The following tables and footnotes discuss the compensation paid or accrued for the last three years to (i) our chief executive officer and chief financial officer and (ii) our three most highly compensated executive officers.

Name	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards(1)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation (2)	Total

Clarence H. Smith	2010	$450,000	$—	121,388	$240,400	$134,732	$14,115	$960,635
President and CEO	2009	403,125	—	106,425	167,540	62,562	8,500	748,152
	2008	465,000	—	—	148,346	45,191	9,192	667,729

Dennis L. Fink	2010	330,000	—	68,475	144,240	99,441	9,676	651,832
EVP and CFO	2009	295,000	—	63,720	87,520	60,960	8,500	515,700
	2008	340,000	—	—	76,505	48,260	9,042	473,807

Steven G. Burdette	2010	290,000	—	47,792	120,200	62,624	10,646	531,262
EVP, Stores	2009	270,625	—	39,308	60,325	23,467	8,500	402,225
	2008	266,593	—	—	53,944	15,862	9,072	345,471

J. Edward Clary(3)	2010	265,000	—	43,990	108,180	41,381	10,055	468,606
SVP, Distribution	2009	250,000	—	36,313	51,260	15,758	8,500	361,831
and CIO

Rawson Haverty, Jr.(3)	2010	245,000	—	40,670	84,140	72,340	9,297	451,447
SVP, Real Estate	2009	232,000	—	26,958	51,260	23,094	8,120	341,432

(1)
These amounts reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2010, included in our annual report on Form 10-K filed with the SEC on March 4, 2011.

(2)
These amounts reflect the following:  (1) Our contribution of $8,500 to the account of the NEOs pursuant to our 401(k) Plan, (2) the premium costs for additional life insurance and enhanced long-term disability coverage and related salary gross-ups totaling $4,122 for Mr. Smith; $1,177 for Mr. Fink; $1,591 for Mr. Burdette; $1,555 for Mr. Clary; and $798 for Mr. Haverty, and (3) the cost of health examinations of $1,493 for Mr. Smith and $555 for Mr. Burdette.

(3)	Messrs. Clary and Haverty became NEOs in 2009.

NEO Stock Ownership Guidelines
In order to preserve the link between the interests of our NEOs and those of our stockholders, NEOs are expected to establish and maintain a significant level of direct stock ownership.  This can be done in a variety of ways including by retaining stock received upon exercise of options, the vesting of stock awards, or the purchase of stock in the open market.  All of our NEOs currently meet, or are on track to meet, the ownership levels, which were effective as of January 2010.

Position	Guidelines	Accumulation
Chief Executive Officer	Lesser of value equal to 3 times base salary or 85,000 shares until 62 then reduces 33% per year	3 years
Chief Financial Officer	Lesser of value equal to 1.5 times base salary or 40,000 shares until 62 then reduces 33% per year	4 years
Executive Vice President	Lesser of value equal to 1.5 times base salary or 35,000 shares until 62 then reduces 33% per year	5 years
Senior Vice President	Lesser of value equal to 1 times base salary or 20,000 shares until 62 then reduces 33% per year	5 years

Grants of Plan Based Awards Table
The following table and footnotes sets forth certain information with respect to the estimated payouts which were possible under our non-equity incentive plan and the restricted stock awards granted during the year ended December 31, 2010 to our NEOs. The actual payouts are shown in the Summary Compensation Table.

Name	Award Type(1)	Grant and Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Awards $/Share(3)	Grant Date Fair Value of Stock Award $(4)
			Threshold	Target	Maximum

Clarence H. Smith	ACIP	01/25/2010	29,250	292,500	424,125	—	$ —	$ —
	RSU	01/25/2010	—	—	—	20,000	12.02	240,400

Dennis L. Fink	ACIP	01/25/2010	16,500	165,000	239,250	—	$ —	$ —
	RSU	01/25/2010	—	—	—	12,000	12.02	144,240

Steven G. Burdette	ACIP	01/25/2010	11,600	116,000	167,852	—	$ —	$ —
	RSU	01/25/2010	—	—	—	10,000	12.02	120,200

J. Edward Clary	ACIP	01/25/2010	10,600	106,000	153,700	—	$ —	$ —
	RSU	01/25/2010	—	—	—	9,000	12.02	108,180

Rawson Haverty, Jr.	ACIP	01/25/2010	9,800	98,000	142,100	—	$ —	$ —
	RSU	01/25/2010	—	—	—	7,000	12.02	84,140

(1)	Award Type:	ACIP = Annual Cash Incentive Plan Compensation RSU = Restricted Stock Unit Award
(2)
The 2010 Non-Equity Incentive Plan as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above.

(3)	The base price for the RSUs is the closing price of our stock on the date of grant.
(4)	The fair value for the RSUs was determined using the number of shares granted multiplied by the closing stock price on the grant date.

Outstanding Equity Awards Value at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised options previously awarded to the NEOs at December 31, 2010. All of the option awards are exercisable and no awards have been made under an equity incentive plan. The market value of shares of stock that have not vested is based on the closing market price of $12.98 at December 31, 2010.

			Option Awards			Stock Awards
Name	Type of Award	Date Awarded	Number of Securities Underlying Exercisable Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock that Have Not Vested ($)
Clarence H. Smith	Options	12/20/2001	30,000	$15.94	12/20/2011
	Restricted Stock	02/01/2007				2,000	(1)	$25,960
	SSAR	02/06/2008				5,500	(2)	$21,175
	SSAR	01/27/2009				20,250	(3)	$85,860
	RSU	01/25/2010				20,000	(4)	$259,600
Dennis L. Fink	Options	12/20/2001	25,000	$15.94	12/20/2011
	Options	12/19/2002	18,000	$12.90	12/19/2012
	Restricted Stock	02/01/2007				1,500	(1)	$19,470
	SSAR	02/06/2008				2,850	(2)	$10,973
	SSAR	01/27/2009				10,500	(3)	$44,520
	RSU	01/25/2010				12,000	(4)	$155,760
Steven G. Burdette	Options	12/20/2001	17,000	$15.94	12/20/2011
	Options	12/19/2002	15,000	$12.90	12/19/2012
	Restricted Stock	02/01/2007				1,250	(1)	$16,225
	SSAR	02/06/2008				2,000	(2)	$7,700
	SSAR	01/27/2009				7,125	(3)	$30,210
	RSU	01/25/2010				10,000	(4)	$129,800
J. Edward Clary	Options	12/20/2001	17,000	$15.94	12/20/2011
	Options	12/19/2002	15,000	$12.90	12/19/2012
	Restricted Stock	02/01/2007				1,000	(1)	$12,980
	SSAR	02/06/2008				1,674	(2)	$6,445
	SSAR	05/14/2008				2,000	(2)	$6,820
	SSAR	01/27/2009				6,000	(3)	$25,440
	RSU	01/25/2010				9,000	(4)	$116,820
Rawson Haverty, Jr.	Options	12/20/2001	17,000	$15.94	12/20/2011
	Options	12/19/2002	13,000	$12.90	12/19/2012
	Restricted Stock	02/01/2007				1,000	(1)	$12,980
	SSAR	02/06/2008				1,674	(2)	$6,445
	SSAR	01/27/2009				6,000	(3)	$25,440
	RSU	01/25/2010				7,000	(4)	$90,860

Award Information		Vesting Rate	Vesting Dates	Conditions
(1)	Restricted Stock	25% per year	May 8 each year 2008 - 2011	Continued employment through vesting date
(2)	Stock-Settled Stock Appreciation Right	25% per year	May 8 each year 2009 - 2012	Continued employment through vesting date - Grant price of $9.13 for February grant; $9.57 for May grant
(3)	Stock-Settled Stock Appreciation Right	25% per year	May 8 each year 2010- 2013	Continued employment through vesting date - Grant price of $8.74 per share
(4)	Restricted Stock Units	10% each of first 3 years and 70% in 4th year	May 8 each year 2011 – 2014	Continued employment through vesting date

Option Exercises and Stock Vested Table
The following table includes certain information with respect to options and stock-settled stock appreciation rights (“SSARs”) exercised and to the vesting of restricted stock awards of the NEOs for the year ended December 31, 2010.

	Option and SSARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Exercise ($)(1)
Clarence H. Smith	34,284	$128,622	26,700	$429,646
Dennis L. Fink	20,000	$101,674	14,800	$237,694
Steven G. Burdette	5,878	$54,735	10,800	$173,269
J. Edward Clary	15,000	$72,457	9,000	$144,440
Rawson Haverty, Jr.	—	$—	9,250	$148,338

(1)
The value realized reflects the taxable value to the named executive officer as of the date of the exercise of the option or SSAR, vesting of restricted stock or vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the exercise or vesting occurrence.

(2)	Shares acquired on vesting include 13,750 restricted stock shares or units whose scheduled restrictions lapsed in 2010 and 56,800 whose performance criteria were met and vesting was accelerated .

Non-Qualified Deferred Compensation Plans
Top Hat Mutual Fund Option Plan.  The Top Hat Mutual Fund Option Plan (the “Top Hat Plan”) was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than ten years from leaving our employment.  The amounts in the following table relate to the Top Hat Plan.

Name	Aggregate Earnings (Loss) in Last FYE ($)	Aggregate Balance at Last FYE ($)
Clarence H. Smith	$61,134	$497,769
Dennis L. Fink	37,085	213,399
Steven G. Burdette	—	—
J. Edward Clary	14,449	150,818
Rawson Haverty, Jr.	68,017	510,995

Deferred Compensation Plan.  Effective January 2011, Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs.  Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys 401(k). In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan.  For 2011, we intend to credit to each participant a contribution of 2% of excess compensation. “Excess compensation” refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits.

Pension Benefits and Retirement Plans
Pension Plan.  We have a defined benefit pension plan (the “pension plan”) covering substantially all employees hired on or before December 31, 2005.  The pension plan was closed to any employees hired after that date.  The benefits are based on years of service and the employee’s final average compensation. Effective January 1, 2007, there are no new benefits earned under the pension plan for additional years of service after December 31, 2006.  All current participants in the pension plan keep any and all benefits that they had accrued up until December 31, 2006, provided that they are vested at the time their employment ends.

Supplemental Retirement Plan.  We also have a non-qualified, non-contributory supplemental executive retirement plan (the “SERP”) for employees whose retirement benefits are reduced due to their annual compensation levels.  The SERP provides annual benefits amounting to 55% of final average earnings less benefits payable from our pension plan and social security benefits.  The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (pension plan, social security and the SERP) to $125,000.  The SERP is not funded so we pay benefits directly to the participant.

The following table shows the present value of accumulated benefits payable to each of the remaining NEOs, including the number of years of service credited under each of the pension plan and the SERP determined using interest and mortality rate assumptions consistent with those used in our financial statements and included in Note 10 to our audited financial statements for the year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Clarence H. Smith	Pension Plan	33.25	$566,591
	SERP	37.25	320,987
Dennis L. Fink	Pension Plan	14.00	225,248
	SERP	18.00	453,319
Steven G. Burdette	Pension Plan	23.00	209,060
	SERP	27.00	125,258
J. Edward Clary	Pension Plan	16.00	153,786
	SERP	20.00	74,673
Rawson Haverty, Jr.	Pension Plan	24.00	304,729
	SERP	28.00	263,061

Change in Control Benefits
Our executive officers and other employees have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. We have entered into change in control agreements with all of our executive officers, including the NEOs.  These agreements provide for cash payments and continuation of benefits upon termination of the person’s employment in the event of a change in control, or potential change in control or if termination occurs prior to a change in control but following a potential change in control that would result in a change in control, as defined in the agreement.

The agreements, entered into with the NEOs, provide that unless the termination of the person is for cause, or by the individual without “Good Reason” as defined in the agreement, the person will be paid:  (i) a lump severance payment in cash equal to the higher of the sum of two times the individual’s base salary or two times the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based; (ii) the higher of two times the amount paid to individual as bonus and annual incentive compensation or two times the average amount paid in the three years preceding that in which the date of termination occurs; and (iii) an amount of any annual bonus and incentive compensation which has been allocated or awarded and has not yet been paid and a pro rata portion for the fiscal year in which the termination occurs.

Under the terms of the agreement, if a change in control occurs, we will, at the election of the individual, repurchase all equity awards held for a lump sum amount in cash equal to the product of the spread (using the per share price as defined in the agreement) times the number of shares covered by each award. We will also arrange to provide life, disability, accident and health insurance benefits similar to those which the individual was receiving immediately prior to the notice of termination for a period of 24 months after the date of termination.

Because of the so-called “parachute” tax imposed by Internal Revenue Code Section 280G, the agreements include a “cap.”  Under this provision, all parachute payments would be reduced so that no excise tax would be imposed on any of the payments and benefits and thus the total amount of payments would never exceed three times his or her “base amount” as defined by the Internal Revenue Code.

Based upon the hypothetical termination date of December 31, 2010, and election to repurchase all equity awards (at an assumed purchase price as determined per the agreement of $14.00), the change in control benefits for our NEOs, assuming the provision of the agreements deem payments should be made, would have been as follows:

Name	Salary times Multiple	Bonus Times Multiple	Purchase of Equity Awards	Healthcare and Other Benefits	Total
Clarence H. Smith	$900,000	$242,776	$481,150	$30,717	$1,654,643
Dennis L. Fink	660,000	136,950	296,429	30,417	1,123,796
Steven G. Burdette	580,000	95,584	209,743	32,785	918,112
J. Edward Clary	530,000	87,980	222,415	42,334	882,729
Rawson Haverty, Jr.	490,000	81,340	176,535	42,334	790,209

Conclusion
The Compensation Committee reviewed various information sources in 2010 and determined that the compensation structure for our chief executive officer and other NEOs was reasonable, remained consistent with our compensation philosophy and was not excessive.

We believe the design of our executive compensation program aligns the interest of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Havertys, while using sound financial controls and high standards of integrity.  We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short-term and long-term operational, financial and strategic objectives.

Compensation Committee Report

The Compensation Committee oversees our compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

Based upon those reviews and discussions, the committee recommended to the board that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for its 2011 annual meeting, which is incorporated by reference in the our annual report on Form 10-K for the fiscal year ended December 31, 2010, each as filed with the SEC.

The Executive Compensation and Employee Benefits Committee

Mylle H. Mangum, Chairman	L. Phillip Humann	Terence F. McGuirk	Al Trujillo

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3:  APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules.

As discussed in our Compensation Discussion and Analysis (“CD&A”) starting on page 13, we have designed our executive compensation to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.  We believe that our executive compensation program is designed to reward performance relevant to our short-term and long-term success based on both corporate and individual performance.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views on our fiscal year 2010 executive compensation policies for our NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this proxy statement.  Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

RESOLVED, that the stockholders of Haverty Furniture Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2011 annual meeting of stockholders.

Although this advisory vote is non-binding on the Compensation Committee or the board, we will carefully review the results of the vote.  The Compensation Committee will consider our stockholders’ concerns and take them into account when designing future executive compensation programs.  The board therefore recommends that you indicate your support of our executive compensation as outlined in the above resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs.

PROPOSAL 4: SELECTION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF THE STOCKHOLDER VOTES ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, the Dodd-Frank Act also enables our stockholders to express their preference for having a “say on pay” vote every one, two, or three years.  This non-binding “frequency” vote is required at least once every six years beginning with our 2011 annual meeting.

Our compensation program objectives include establishing and supporting a performance-driven culture and motivating executives to deliver strong business results.  Accordingly, we believe that a vote of every three years would provide our stockholders with additional time to evaluate the effectiveness of our executive compensation philosophy as it relates to our performance.

As a result, after careful consideration, our board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for Havertys and therefore our board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore the option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  However, because this vote is advisory and not binding on the board in any way, the board may decide that it is in the best interests of our stockholders and Havertys to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY THREE YEARS” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE 2004 LONG-TERM INCENTIVE PLAN INCREASING THE MAXIMUM NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

Stockholders are being asked to approve an amendment to our 2004 Long-Term Incentive Plan (the “2004 Plan”) to increase the number of shares of our common stock reserved for issuance under the 2004 Plan from 1,100,000 to 2,100,000 shares.  Subject to stockholder approval, the Compensation Committee and the full board of directors in November 2010 approved the one million share increase in the common stock reserved for issuance under the 2004 Plan.

The 2004 Plan, which initially was approved by the stockholders on May 10, 2004, allows us, in accordance with our compensation philosophy, to provide equity incentives to eligible employees, officers and directors. Since the 2004 Plan’s adoption, 1.1 million shares of common stock have been reserved for issuance and a net of 1,099,825 shares and units have been granted, leaving 175 shares available for grant during the final three years of the plan’s term.  The 2004 Plan will expire in May 2014.

We continue to believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the awarding of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps encourage a long-term view in an industry that is subject to lengthy business cycles. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range.

There are key equity metrics that the Compensation Committee and management use to determine the costs to stockholders of Havertys' equity compensation program.  The following table shows these metrics over the past three years.  We define the metrics as follows:

•	Dilution is total equity awards granted during the year (less cancellations and expirations) divided by the weighted average shares outstanding for the year.

•	Burn rate is similar to dilution, but does not take cancellations and expirations into account.

•	Overhang is equity awards outstanding at the end of the year plus equity awards available to be granted, divided by the weighted average shares outstanding for the year.

	2010	2009	2008
Dilution	(0.1%)	0.2%	0.9%
Burn Rate	1.9%	1.8%	1.7%
Overhang	6.9%	10.8%	12.8%

We granted both full value awards (restricted stock and units) and stock-settled appreciation rights during these three years.  When calculating the dilution and burn rate in the above metrics, we used a “multiplier” of 2 for the full value awards to equate them economically with stock options and stock appreciation rights.  The calculated burn rate is well within the permitted guidelines of the major proxy advisory firms.  Our overhang dropped over the three-year period as out-of-the-money options expired.  Not a factor in the metrics calculations but impacting the ultimate dilution of awards is the "net down" of shares for payment of taxes which most grantees use such that the shares issued are typically 66% of the grant total.

Historically, we have made a significant portion of our equity grants in a given fiscal year in connection with our annual reviews and merit increases. Going forward, we intend to continue to responsibly manage awarding equity incentives under the 2004 Plan.

The following summary of the 2004 Plan is subject to the specific provisions contained in the full text of the 2004 Plan attached to this proxy statement as Appendix A.  For more information regarding the 2004 Plan, we urge you to read the full text for the following summary of material terms.

Summary of the 2004 Long-Term Incentive Plan

Eligibility. Employees and non-employee directors are eligible to receive awards under our 2004 Plan.  The Compensation Committee determines which employees will participate in the 2004 Plan, and the Governance Committee determines the terms of grants, if any, to non-employee directors.

Common Shares Available under the 2004 Plan.  The 2004 Plan currently authorizes 1.1 million common shares for grants of equity incentives. The common shares offered under the 2004 Plan may be authorized but unissued shares, treasury shares or any combination thereof.  To the extent that any award based on common shares expires or terminates without having been exercised in full, is forfeited or is settled in cash, the common shares subject to that award will be available for other awards.

The 2004 Plan provides that the maximum number of common shares with respect to which options, stock appreciation rights or performance-based awards may be granted to any single participant in any calendar year may not exceed 100,000.  The amount that any single participant may receive in any calendar year for performance units settled in cash may not exceed $1,000,000.

Fair market value under the 2004 Plan is generally equal to the closing sales price at which our common shares were traded on the New York Stock Exchange on the relevant date (of if there were no reported sales on that date, on the most recent date on which sales were reported).  As of March 1, 2011, the fair market value of a common shares of Havertys was $12.61.

Awards.  The 2004 Plan allows the granting of stock options, restricted stock or units, stock-settled appreciation rights, dividend equivalent rights, deferred shares, deferred stock units and performance awards.  While the 2004 Plan allows for a variety of award types, the Compensation Committee has only made grants consisting of restricted stock, RSUs and SARs under the 2004 Plan. The Compensation Committee has the discretionary authority, however, to determine the type, amount and terms and conditions of awards to employees.

Non-employee Director Awards.  Each year, non-employee directors may receive awards for a number of shares established by the Governance Committee.  Our current practice is for the Governance Committee to review director’s compensation each year and make any determination as to equity award grants.  No equity awards have been granted to non-employee directors since 2005 but the Governance Committee retains the right to make such awards under the 2004 Plan.

Administration.  The Compensation Committee, which is made up entirely of independent directors, administers the 2004 Plan.  The Compensation Committee has the authority to select the employees who receive awards, determine the number of shares covered by the awards, and, subject to the terms and limitations expressly set forth in the 2004 Plan, establish the terms, conditions, and other provisions of the grants. The Compensation Committee is authorized to interpret the 2004 Plan, establish, amend and rescind any rules and regulations relating to the 2004 Plan, and make any other determinations that it deems necessary or desirable for the administration of the 2004 Plan.

Amendment and Termination.  The board may amend or terminate the 2004 Plan at any time, subject to the requirement of applicable law and applicable securities exchange regulations; provided that, without shareholder approval, the board may not increase the maximum number of shares available for issuance under the 2004 Plan (other than an increase resulting from a change in capitalization) or change the class of employees eligible to receive incentive stock options.  However, the board cannot make any change in the awards that will impair the rights of a grantee without grantee’s consent.

Change in Control.  At the Compensation Committee’s discretion, any award may provide for immediate vesting or lapse of all restrictions in the event of a “Change in Control” as defined in the 2004 Plan.

Adjustments.  The 2004 Plan provides that the Compensation Committee will determine the appropriate adjustments, if any, to outstanding awards and the shares available for future awards in connection with a reclassification, recapitalization, stock dividend, stock split, reverse stock split, combination or reclassification of shares, or other unusual or non-recurring event affecting Havertys or its other financial condition (such as a merger, spinoff or other change in corporate structure)

Transferability.  Awards granted under the 2004 Plan are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Compensation Committee. The Compensation Committee has sole discretion to permit the transfer of an award.

U.S. Tax Consequences.  The federal tax rules applicable to awards under the 2004 Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2004 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code.  Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the Company.  Generally, taxes are not due when a restricted stock or unit award is initially granted, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable), in the case of restricted stock, or when shares are issuable in connection with vesting, in the case of restricted stock units.  Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. Section 409A of the tax code affects taxation of awards to employees but does not affect our ability to deduct deferred compensation.

Section 409A of the tax code does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock or units, provided that there is no deferral of income beyond the vesting date.  Section 409A also does not cover stock-settled appreciation rights if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit.  For more information on our executive compensation philosophy, see “Compensation Discussion and Analysis” in this proxy statement.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of the majority of all the votes cast at the annual meeting once a quorum is present.  Under Maryland law, the effect of an abstention is the same as a “no” vote.  Broker non-votes are prohibited with respect to this proposal.

The board is recommending the approval of an additional one million shares reserved for issuance for a total authorization of 2.1 million shares under our 2004 Plan.  We have granted since the inception of the 2004 Plan 1,181,650 restricted stock and stock unit awards and 172,450 stock appreciation rights. Our 2004 Plan allows for the recycling of the 67,850 shares forfeited and 185,525 shares withheld for payment of taxes, resulting in a net of 1,099,825 shares granted as of February 28, 2010 and leaving 175 shares remaining for grants during the 2004 Plan’s final three year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2004 LONG-TERM INCENTIVE PLAN INCREASING THE MAXIMUM NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

If stockholders approve the increase in the number of shares available for issuance under the 2004 Plan, one million shares will be added to the 2004 Plan.  Information as of December 31, 2010 regarding our equity compensation plans are summarized in the following table.

Plan Category	Number of Securities To be issued upon exercise of outstanding equity awards(1) (a)	Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a) (c)
Equity compensation plans approved by stockholders	1,263,601	$14.25	246,325
Equity compensation plans not approved by stockholders	—	—	—
Total	1,263,601	$14.25	246,325

(1)	Shares issuable pursuant to outstanding options under our 1998 Stock Option Plan and equity awards under our 2004 Long-Term Incentive Plan.

Stockholder Approved Plans

1998 Stock Option Plan. This plan provided for the grant of stock options to our officers, directors and key employees in order to encourage and enable these individuals to acquire proprietary interests in Havertys through the ownership of our common stock. The Compensation Committee in consultation with our management designated which employees were eligible to participate, the amount of grant and the terms and conditions (not otherwise specified in the plan) of such grant.  The 1998 Stock Option Plan expired on December 18, 2007; however, shares remain issuable pursuant to outstanding options previously awarded under the plan.

2004 Long-Term Incentive Plan. This plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred shares, deferred stock units or performance awards to our officers, directors and key employees. The Compensation Committee in consultation with our management designates which employees are eligible to participate, the amount of grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control of Havertys occurs then, at the Compensation Committee’s discretion, any award may provide for the immediate vesting or lapse of all restrictions.

PROPOSAL 6:    RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITOR

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent auditor for the fiscal year ended December 31, 2011 and we are asking our stockholders to ratify this appointment.  Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of E&Y, an independent registered public accounting firm, to our stockholders for ratification because we value our stockholders’ views on our independent auditors and as a matter of good corporate practice.  In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS OUR INDEPENDENT AUDITORS FOR 2011.

Audit Fees and Related Matters.  E&Y served as independent auditors of our annual financial statements for the year ended December 31, 2010.  No representative of E&Y will be present at the annual meeting. Aggregate fees for professional services rendered for the years ended December 31, 2010 and 2009, were:

	December 31,
	2010	2009
Audit	$666,100	$680,650
Audit-related	32,500	33,300
Tax	156,500	156,975
All Other	1,980	1,995
Total	$857,080	$872,920

Audit Fees. These represent professional services fees for the audit of our annual financial statements, audit of our internal controls over financial reporting, review of the quarterly financial statements included in Forms 10-Q and accounting consultations.  These fees were paid to E&Y.

Audit-related Fees:  These are professional fees for employee benefit plan audits and other related matters.  These fees were paid to Windham Brannon, P.C.

Tax Fees. These are fees for professional services related to tax compliance services and assistance in responding to various tax authorities.  These fees were paid to Ernst & Young.

All Other Fees. These are subscription fees to an on-line accounting and research tool.  These fees were paid to E&Y.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees detailed above were pre-approved.  The Audit Committee has delegated to its chairman the authority to approve permitted services provided. The chairman reports any decisions at the next scheduled Audit Committee meeting.

Audit Committee Report

We, the members of the Audit Committee of the Board of Directors, are independent directors, as defined by the New York Stock Exchange and the Company’s Corporate Governance Guidelines, and affirmatively determined by the Board of Directors. Management is responsible for the Company’s financial reporting process and internal controls. The responsibility of the Committee is to provide general oversight of the Company’s financial accounting, reporting, and underlying internal controls.  The Committee has the ultimate authority for the selection, evaluation, and retention of the independent registered public accounting firm (“independent auditors”).

The Audit Committee operates under a charter which is available on the Company's web site under www.havertys.com “About Us-Corporate Governance.” The Committee met four times during 2010 for the purpose of providing a forum for communication among the directors, the Company’s independent auditors, Ernst & Young, LLP (“E&Y”), the Company’s internal audit function, and corporate management. During these meetings, the Committee reviewed and discussed with management and E&Y various matters in accordance with the provisions of the Audit Committee Charter, including the interim and the audited financial statements of the Company. In addition, the Committee met privately at its regular meetings with both the independent auditors and the Vice President, Internal Audit, as well as with management, each of whom has unrestricted access to the Audit Committee. The Committee was also advised of all critical accounting policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles related to material items, the ramifications of the use of such treatments, and the treatment preferred by E&Y. In accordance with PCAOB AU Section 380, Communication with Audit Committees, the Committee discussed all required matters with E&Y, including the conduct of the audit of the Company’s financial statements.

In addition, the Committee obtained formal, written disclosures from E&Y, including a letter affirming their independence as required by applicable requirements of the Public Company Accounting Oversight Board. The information contained in this letter was discussed with E&Y.

The Committee reviewed fees related to aggregate services provided by E&Y for the year 2010, and concluded that the services rendered in 2010 that were neither audit nor audit-related did not impair the independence of E&Y.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Committee has also selected, for the stockholders’ ratification, E&Y as the Company’s independent auditors for 2011.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct an audit in accordance with the standards of the Public Company Accounting Oversight Board. That is the responsibility of management and the Company’s independent auditors, respectively. In giving our recommendation to the Board, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The Audit Committee

John T. Glover, Chairman	Vicki R. Palmer	Fred L. Schuermann	Al Trujillo

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this report be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

 OTHER INFORMATION

Ownership of Company Stock by Directors and Management

The following table sets forth information regarding beneficial ownership of our common stock and/or Class A common stock by each director, each individual in the Summary Compensation Table and by our directors and executive officers as a group, all as of February 28, 2011. An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock				Class A Common Stock
	Shares Beneficially Owned (excluding options(1)(2) )		Acquirable Within 60 Days (3)	Percent of Class	Shares Beneficially Owned(2)		Percent of Class
Nominees for Holders of Class A Common Stock
John T. Glover	48,344		18,000	*	—		—
Rawson Haverty, Jr.	14,120	(4)(5)	31,210	*	1,186,229	(6)(7)(8)(9)	35.61%
L. Phillip Humann	92,348		18,000	*	—		—
Mylle H. Mangum	22,831		6000	*	—		—
Frank S. McGaughey, III	37,371	(10)	18,000	*	330,295	(11)	9.92%
Clarence H. Smith	103,897	(12)	34,038	*	670,577	(13)(14)	20.13%
Al Trujillo	25,748		6,000	*	—		—
Nominees for Holders of Common Stock
Terence F. McGuirk	19,450		12,000	*	—		—
Vicki R. Palmer	19,961		12,000	*	—		—
Fred L. Schuermann	16,206		6,000	*	—		—

Named Executive Officers
Dennis L. Fink	141,054		45,093	1.00%	—		—
Steven G. Burdette	20,746		32,000	*	30		*
J. Edward Clary	38,576		37,770	*	—		—

Executive Officers and Directors as a group (18)	708,234		351,001	5.71%	2,190,925		65.77%

(1)
This column also includes shares beneficially owned under our directors’ Deferred Plan for the following individuals:  Mr. Glover – 9,029; Mr. Humann – 37,748; Ms. Mangum – 18,877; Mr. Schuermann – 16,206; Mr. Smith – 3,200; and Mr. Trujillo – 21,566.

(2)
Includes shares pledged as security in brokerage firms customary margin accounts, whether or not there are loans outstanding.  Common Stock: Mr. Burdette – 20,776; and for all directors and executive officers as a group – 35,497. Class A common stock:  Mr. Haverty – 157,675 shares; and for all directors and executive officers as a group – 157,675.

(3)
Represents 338,000 stock options which the directors and officers have the right to acquire at exercises prices ranging from $12.50 to $20.75.  This amount also includes 13,001 SSARs that are vested but not yet exercised.

(4)	This amount includes 2,000 shares held in trust for the benefit of Mr. Haverty’s minor children for which he is co-trustee.
(5)
This amount includes 3,500 shares held in an IRA for the benefit of Margaret M. Haverty for which Mr. Haverty has sole voting power through a revocable proxy granted to him by Ms. Haverty.  Mr. Haverty has no pecuniary interest in the shares and disclaims beneficial ownership in the IRA.

(6)
This amount includes 4,100 shares held in trust for the benefit of Mr. Haverty’s minor children for which he is co-trustee. This amount also includes 88,017 shares held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares.

(7)
This amount also includes 50,760 shares held by a Trust for the benefit of Margaret M. Haverty for which Mr. Haverty is a co-trustee.  Mr. Haverty has sole voting power over the Trust shares pursuant to a revocable proxy dated March 17, 2009, granted to him by the two remaining trustees of the Trust.  Mr. Haverty has no pecuniary interest in the shares of the Trust and disclaims any beneficial ownership in the Trust shares.

(8)
This amount includes 9,324 shares held in an IRA for the benefit of Margaret M. Haverty for which Mr. Haverty has sole voting power through a revocable proxy granted to him by Ms. Haverty.  Mr. Haverty has no pecuniary interest in the shares and disclaims beneficial ownership in the IRA.

(9)
According to the Schedule 13D filed on March 24, 2010, H5, L.P. held 877,453 shares.  Mr. Haverty is the manager of the Partnership’s general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(10)	This amount includes 10,000 shares owned by Mr. McGaughey’s wife and he disclaims any beneficial ownership in these shares.
(11)
According to the Schedule 13G filed on May 25, 2010, 308,510 shares were reported to be held by Ridge Partners, L.P.  Mr. McGaughey is the general partner of Ridge Partners L.P. and disclaims beneficial ownership of the shares held by Ridge Partners, L.P. except to the extent of his partnership interest.

(12)	This amount includes 23,187 shares held by Mr. Smith’s wife.
(13)	This amount includes 1,950 shares held by Mr. Smith’s wife.
(14)
According to the Schedule 13D filed on June 1, 2007, 598,835 shares were reported to be held by Villa Clare Partners, L.P.   The number of shares increased on July 23, 2007 to 603,497 shares.  Mr. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our equity securities are also required by the SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, we believe that all filing requirements were timely complied with during the fiscal year ended December 31, 2010.

PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of our common stock and/or Class A common stock owned by persons known to us to have beneficial ownership of more than 5% of our outstanding shares of common and/or Class A common stock as of December 31, 2010 based on information known to us and filed with the SEC.  An asterisk indicates less than 5% of outstanding shares of that respective class.

	Common Stock			Class A Common Stock
	Shares Beneficially Owned		Percent of Class	Shares Beneficially Owned		Percent of Class
T. Rowe Price Associates, Inc 100 E. Pratt Street, Baltimore, MD 21202	2,059,950	(1)	11.13%	—		—
Third Avenue Management LLC 622 Third Avenue, 32nd Floor, New York, NY 10017	1,995,551	(2)	10.78%	—		—
The Burton Partnership, LP P.O. Box 4643, Jackson, WY 83001	1,656,562	(3)	8.95%	—		—
Donald Smith & Co., Inc. 152 West 57th Street, New York, NY 10019	1,593,474	(4)	8.61%	—		—
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	1,523,443	(5)	8.23%	—		—
Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	1,440,542	(6)	7.78%	—		—
Franklin Advisory Services, LLC One Parker Plaza, 9th Floor, Fort Lee, NJ 07024	1,290,000	(7)	6.97%	—		—
H5, L.P. 4414 Dunmore Road, NE, Marietta, GA 30068	*		*	877,453	(8)	26.34%
Villa Clare Partners, L.P. 158 West Wesley Road, Atlanta, GA 30305	*		*	603,497	(9)	18.12%
Ridge Partners L.P. 1111 Lufbery Circle, Williamson, GA 30292	*		*	308,510	(10)	9.26%
Rawson Haverty, Jr. 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342	*		*	308,776	(11)(12) (13)	9.27%
Ben M. Haverty 3380 Satellite Boulevard, Duluth, GA 30096	*		*	186,683	(14)	5.60%

(1)
According to a Schedule 13G filed on February 10, 2011, T. Rowe Price Associates, Inc. (“Price Associates”) holds sole voting power over 929,500 shares of common stock and sole dispositive power over 2,059,950 shares of common stock. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. which has sole voting power over 1,106,000 shares, representing 5.9% of the shares outstanding, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
According to a Schedule 13G filed on February 14, 2011, Third Avenue Management LLC holds sole voting and dispositive power over 1,995,551 shares of common stock.  Third Avenue Management LLC acts as investment manager for Met Investors Series Trust-Third Avenue Small Cap Portfolio which has the right to receive dividends from and the proceeds from the sale of 1,966,587 of these shares.  The shares in this Trust in prior years were reported by both MetLife Advisors, LLC and by Third Avenue Management LLC.

(3)
According to a Schedule 13G filed on April 22, 2009, The Burton Partnership, LP, The Burton Partnership (QP), LP and Donald W. Burton, General Partner holds sole voting and dispositive power over 1,656,562 shares of common stock.

(4)
According to a Schedule 13G filed on February 11, 2011, Donald Smith & Co., Inc. (“Donald Smith”) holds sole voting power over 1,588,072 shares and sole dispositive power over 1,593,474 shares of common stock. All shares are owned by advisory clients of Donald Smith, no one of which, to the knowledge of Donald Smith owns more than 5% of the class.

(5)	According to a Schedule 13G filed on February 04, 2011, BlackRock, Inc. holds sole voting and dispositive power over 1,523,443 shares of common stock
(6)
According to a Schedule 13G filed on February 11, 2011, Dimensional Fund Advisors LP (“Dimensional”) holds sole voting over 1,399,122 shares and dispositive power over 1,440,542 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). Dimensional possesses investment and/or voting power over the shares held by the Funds. The shares are owned by the Funds and Dimensional disclaims beneficial ownership of these securities.

(7)
According to a Schedule 13G filed on February 3, 2011, Franklin Advisory Services, LLC (“Franklin”) holds sole voting and dispositive power over 1,290,000 shares of common stock.  These shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin.

(8)
According to a Schedule 13D filed on March 24, 2010,  H5, L.P. holds shared voting power over 877,453 shares of Class A common stock.  Rawson Haverty is the manager of the Partnership’s general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(9)
According to a Schedule 13D filed on June 1, 2007, 598,835 shares were reported to be held Villa Clare Partners, L.P.   The number of shares increased on July 23, 2007 to 603,497 shares.  Clarence H. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(10)
According to a Schedule 13G filed on May 27, 2010, 308,510 shares were reported to be held by Ridge Partners, L.P. Frank S. McGaughey, III is the general partner of Ridge Partners, L.P. and disclaims beneficial ownership of the shares held by Ridge Partners, L.P. except to the extent of his partnership interest.

(11)
This amount includes 4,100 shares held in trust for the benefit of Mr. Haverty’s minor children for which he is co-trustee.   This amount also includes 86,917 shares held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares.

(12)
This amount also includes 50,760 shares held by a Trust for the benefit of Margaret M. Haverty for which Mr. Haverty is a co-trustee.  Mr. Haverty has sole voting power over the Trust shares pursuant to a revocable proxy dated March 17, 2009, granted to him by the two remaining trustees of the Trust.  Mr. Haverty has no pecuniary interest in the shares of the Trust and disclaims any beneficial ownership in the Trust shares.

(13)
This amount includes 9,324 shares held in an IRA for the benefit of Margaret M. Haverty for which Mr. Haverty has sole voting power through a revocable proxy granted to him by Mrs. Haverty.  Mr. Haverty has no pecuniary interest in the shares and disclaims beneficial ownership in the IRA.

(14)
According to a Schedule 13G filed on June 21, 2005, 223,632 shares were beneficially owned by Mr. Haverty.  Subsequent to that date, per Mr. Haverty, his beneficial ownership is 186,683 shares which includes 37,700 shares for which he shares voting and dispositive power.

AVAILABLE INFORMATION

A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1-800-241-4599.  Our Form 10-K is also available at our website at www.havertys.com “About Us.”

OTHER MATTERS

As of the date of this proxy statement, we do not know of any matters, other than those stated above, that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                By Order of the Board of Directors

                Clarence H. Smith
                President and Chief Executive Officer
March 25, 2011
Atlanta, Georgia

APPENDIX A

HAVERTY FURNITURE COMPANIES, INC.

2004 LONG-TERM INCENTIVE PLAN

SECTION 1 - PURPOSE

This plan shall be known as the “Haverty Furniture Companies 2004 Long-Term Incentive Plan” (the “Plan”).  The purpose of the Plan is to promote the interests of Haverty Furniture Companies, Inc., (the “Company” or “Havertys”), and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and increased shareholder value, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of shareholders.  With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code (as defined below), the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2 - DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share, Deferred Stock Unit, or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and/or limitations, if any, as may be established at the time of grant or such other time as permitted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Base Price” shall mean the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) the engaging by a Participant in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a Participant in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the Participant in any conduct detrimental to the Company or its Subsidiaries.  The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion.  The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)
any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act as used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators, and representatives, as well as family trusts and similar entities (such as family partnerships) for the benefit of such persons, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any Subsidiary, (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)
the approval by shareholders of the Company and consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”); unless immediately following such Business Combination:  (A) at least 75% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators, and representatives, as well as family trusts and similar entities (such as family partnerships) for the benefit of such persons, or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation ), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if  after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board composed solely of not less than three Non-Employee Directors, all of whom shall (i) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act, (ii) be “outside directors” within the meaning of Section 162(m) and (iii) otherwise meet any “independence” requirements promulgated by any stock exchange on which the shares are listed.  The members of the Committee shall be appointed by and serve at the pleasure of the Board.

“Company” shall mean Haverty Furniture Companies, Inc., a Maryland corporation, and its successors and assigns.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Deferral Period” shall mean the period of time during which Deferred Stock Units are subject to deferral limitations enumerated in Section 9 of this Plan.

“Deferred Share” shall mean any Share pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Deferred Stock Unit” shall mean any unit pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code.

“Dividend Equivalents” shall mean amounts equivalent to the dividends paid on Shares of common stock.  They may be granted in connection with Awards denominated in notional Shares, or they may be granted on a freestanding basis.

“Employee” shall mean an employee of any Employer.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, as of any date, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” or “ISO” shall mean any Option that is intended to qualify as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

 “Key Employee” shall mean an employee of Havertys or any Subsidiary or Parent Corporation who, in the judgment of the Committee acting in its absolute discretion, is key to the business performance and success of Havertys.

“Non-Employee Director” shall mean a member of the Board who is not an Employee and who has not been an officer of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” or “NQSO” shall mean any Option that is not intended to qualify as an Incentive Stock Option.

“Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries in accordance with the terms of the applicable Company retirement plan at or after attainment of age 65, or if a Participant is not covered by any such plan, retirement on or after attainment of age 65.

“Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 11 of the Plan.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Participant” shall mean any Employee, Non-Employee Director, consultant or advisor who receives an Award under the Plan; provided that only Employees shall be eligible to receive grants of Incentive Stock Options; provided further, that consultants or advisors shall be eligible for Awards under the Plan only if (i) they are natural persons; (ii) they provide bona fide services to the Company or any of its Subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Performance Award” shall mean any right granted under Section 10 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 or 11 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 or 11 of the Plan.

 “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $1.00 par value, as adjusted from time to time for stock splits or reverse stock splits, of the Company.

“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

“Stock Appreciation Rights” shall mean a right granted under Section 7 of this Plan.

“Subsidiary” shall mean any Person which is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” shall mean the termination of the employee-employer relationship between a Participant and the Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Workforce Reduction or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the former Employee.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions with respect to Awards under this Plan relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment for purposes of this Plan.  However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Workforce Reduction” shall mean any termination of the employee-employer relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment or other event as a “Workforce Reduction” for purposes of this Plan.

SECTION 3 - ADMINISTRATION

(A)
Authority of Committee.  Except as provided by Section 11 hereof, the Plan shall be administered by the Committee, it being understood that the Board retains the right, at its option, to make Awards under the Plan.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6 (B) hereof, amend or modify the terms of any Award after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 15 hereunder to amend, suspend or terminate the Plan.

(B)
Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, and any Non-Employee Director.

(C)
Action by the Committee.  Except as otherwise provided by the Board, the provisions of this Section 3(C) shall apply to the Committee.  The Committee shall select one of its members as its chairperson and shall hold its meetings at such times and places and in such manner as it may determine.  A majority of its members shall constitute a quorum.  Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(D)
Delegation.  Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of an Employer or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate, Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section, and who are not Covered Officers.

(E)
Indemnification.  No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.  Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

SECTION 4 - SHARES AVAILABLE FOR AWARDS

(A)
Shares Available.  Subject to the provisions of Section 4(B) hereof, the stock to be subject to Awards under the Plan shall be Shares and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,100,000.  The number of shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 500,000, subject to adjustment as provided in Section 4(B) of the Plan.  If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted.  In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares by the Participant or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company from the total number of Shares that otherwise would have been delivered to the Participant, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.  Notwithstanding the foregoing and subject to adjustment as provided in Section 4(B) hereof, the number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any one Participant in any one calendar year shall be no more than 100,000 Shares.

(B)
Adjustments.  The number of Shares covered by each outstanding Award, the number of Shares available for Awards, the number of Shares that may be subject to Awards to any one Participant, and the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.  After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

(C)	Substitute Awards. To the extent permitted by applicable law, any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.

(D)
Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5 - ELIGIBILITY

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, consultant or advisor (subject to the limitations set forth in the definition of “Participant” in Section 2) shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 11 hereof.

SECTION 6 - STOCK OPTIONS

(A)
Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of an Option.  A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine.  Options granted under this Plan may be Incentive Stock Options, Non-Qualified Stock Options or a combination of the foregoing, provided that Incentive Stock Options may be granted only to Employees. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(B)
Option Price.  The Committee, in its sole discretion, shall establish the Option Price at the time each Option is granted.  Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option (the “Grant Date”).  Notwithstanding the prior sentence, the Option Price of an Option may be less than 100% of the Fair Market Value of the Shares on the Grant Date if (i) the grantee of the Option has entered into an agreement with the Company pursuant to which the grant of the Option is in lieu of the payment of compensation and (ii) the amount of such compensation when added to the Option Price of the Option equals at least 100% of the Fair Market Value of the Shares on the Grant Date.  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code), and an Incentive Stock Option is granted to such Employee, the Option Price shall be no less than 110% of the Fair Market Value of the Shares on the Grant Date.  Notwithstanding the foregoing and except as provided by the provisions of Sections 4(B) and 15(C) hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, without shareholder approval.

(C)
Term.  Subject to the Committee’s authority under Section 3(A) hereof, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement.  The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), the term of such Incentive Stock Option shall be no more than five years from the date of grant.

(D)
Transfer Restrictions.  Except as otherwise provided in this Section 6(D), no Option shall be sold, assigned, transferred, pledged, hypothecated or otherwise  encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution).  The Committee may in its discretion permit the transfer of a Non-Qualified Stock Option by a Participant to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer.  The foregoing right to transfer the Non-Qualified Stock Option shall apply to the right to consent to amendments to any Award Agreement evidencing such Option and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with such Option.  For purposes of this paragraph, the term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adopted relations, sisters, brothers, grandchildren and step-grandchildren.

(E)	Exercise.

(i)
Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.  The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

(ii)
The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.  The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws, as determined by the Committee in its sole discretion.

(iii)
An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(iv)
Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by tendering, either by way of actual delivery of Shares or attestation, whole Shares that have been owned by the Option holder for not less than six (6) months, if acquired directly from the Company, or that have been owned for any period of time, if acquired on the open market, prior to the date of exercise, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares or (iii) by such other method of exercise as may be permitted from time to time by the Committee; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company.  Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement or program.  Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

(v)
Notwithstanding anything in this Plan to the contrary, a Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s termination of employment by resignation in the event that such Participant, within six months following such Participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries.  This subsection (v) shall be void and of no legal effect upon a Change in Control.

SECTION 7 - STOCK APPRECIATION RIGHTS

(A)	Grant.

(i)
The Committee may also authorize grants to Participants of Stock Appreciation Rights.  A Stock Appreciation Right provides a Participant the right to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)
Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash;

(b)	Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date;

(c)
Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable;

(d)	Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event;

(e)
On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of Dividend Equivalents thereon in cash or Shares on a current, deferred or contingent basis;

(f)
Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan;

(g)
Each grant of a Stock Appreciation Right shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of the Shares on the Grant Date.  Successive grants of Stock Appreciation Rights may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised.  Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grants may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event.  No Stock Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Grant Date.

SECTION 8 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(A)	Grant.

(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Restricted Stock or Restricted Stock Unit Award.  Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award.  The agreement may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions.  The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B)
Delivery of Shares and Transfer Restrictions.  The Company may implement the grant of a Restricted Stock Award by (i) book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent or (ii) delivery of certificates for Shares to the Participant who must execute appropriate stock powers in blank and return the certificates and stock powers to the Company.  Such certificates and stock powers shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  Unless otherwise determined by the Committee, the grantee shall have all rights of a shareholder with respect to the shares of Restricted Stock, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) in the case of certificated Shares, the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; and (iii) except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.  Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock.

(C)
Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the restricted Shares subject thereto, and, if certificated, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend imposed thereon by the Committee as described in the second sentence of Subsection (B) of this Section 8, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

(D)
Payment of Restricted Stock Units.  Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share.  Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on any Restricted Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares.  The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him.  Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting.  Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the applicable restricted period and the fulfillment of any other restrictive conditions relating to the Restricted Stock Unit Award.  Except as otherwise determined by the Committee, all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

SECTION 9 - DEFERRED SHARES AND DEFERRED STOCK UNITS

(A)	Grant.

(i)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Deferred Shares and/or Deferred Stock Units shall be granted, the number of shares of Deferred Shares and/or Deferred Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Deferred Shares and/or Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Deferred Shares and/or Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)
Each Deferred Stock Share or Deferred Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Deferred Share or Deferred Stock Unit Award.  Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Deferred Share or Deferred Stock Unit Award.  The agreement may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions.  The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Deferred Shares or Deferred Stock Unit Awards.

(iii)
Each grant shall provide that the Deferred Shares and/or Deferred Stock Units covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

(iv)
During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of Dividend Equivalents on such Shares in cash or additional Shares on a current or deferred basis.

(v)
Any grant or the vesting thereof may be further conditioned upon the attainment of performance goals established by the Committee in accordance with the applicable provisions of Section 10 of the Plan regarding Performance Awards.  Except as otherwise determined by the Committee, all Deferred Shares or Deferred Stock Units and all rights of the Participant to such Deferred Shares or Deferred Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of one or more Employers for the entire Deferral Period in relation to which such Deferred Shares or Deferred Stock Units were granted and unless any other restrictive conditions relating to the Deferred Shares or Deferred Stock Units are met.

(B)
Payment of Deferred Stock Units.  Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share.  Deferred Stock Units shall be paid in Shares at the end of the designated Deferral Period and the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on any Deferred Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares.  The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to the Participant.  Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units based upon the Fair Market Value of a Share on the date of such crediting.  Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the applicable restricted period and the fulfillment of any other restrictive conditions relating to the Deferred Stock Unit Award.

SECTION 10 - PERFORMANCE AWARDS

(A)
Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash and/or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.  The Committee may, in its sole and absolute discretion, designate whether any Performance Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m).  Any Performance Awards designated by the Committee as “performance-based compensation” shall be subject to the terms and provisions of Section 12 hereof.

(B)
Terms and Conditions.  Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may change specific provisions of the Performance Award, provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change.

(C)
Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis.  If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, at the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable.  Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made.  A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution).

SECTION 11 - NON-EMPLOYEE DIRECTOR AWARDS

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Deferred Shares or Deferred Stock Units.  The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

SECTION 12 -PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE-BASED AWARDS

Notwithstanding anything in the Plan to the contrary, unless the Committee determines otherwise, all performance-based Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards shall be subject to the terms and provisions of this Section 12.

(A)
Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards to Covered Officers shall vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below.  For the purposes of this Section 12, performance goals shall be limited to one or a combination of the following Employer or operating unit financial performance measures:

(i)	sales or revenues;

(ii)	gross margin or pre-tax margin;

(iii)	earnings before interest, taxes, depreciation and/or amortization;

(iv)	operating income or profit;

(v)	operating efficiencies;

(vi)	return on equity, assets, capital, capital employed, or investment;

(vii)	after tax operating income;

(viii)	net income;

(ix)	earnings or book value per Share;

(x)	cash flow(s);

(xi)	stock price or total shareholder return;

(xii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; and

(xiii)	except in the case of a Covered Officer, any other performance criteria established by the Committee

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (consolidated or unconsolidated) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.

(B)
The maximum annual number of Shares in respect of which all performance-based Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards may be granted to a Participant under the Plan is 100,000 and the maximum annual amount of any Awards settled in cash to a Participant under the Plan is $1,000,000.

(C)
To the extent necessary to comply with Section 162(m), with respect to performance-based Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be permitted or such earlier time as may be required to meet the requirements of Section 162(m)), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period.  Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period.  In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 13 - TERMINATION OF EMPLOYMENT

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment and shall provide such terms in the Award Agreement.  Notwithstanding the foregoing and subject to the limitation contained in the last sentence of Section 6(c) hereof, upon the Termination of Employment as a result of a Workforce Reduction of an Employee who has received an Award of Options, such Options shall expire on the date specified by the Committee at the time of the Termination of Employment.

SECTION 14 - CHANGE IN CONTROL

At the Committee’s discretion, any Award may provide for the immediate vesting or lapse of all restrictions in the event of a Change in Control.

SECTION 15 - AMENDMENT, SUSPENSION AND TERMINATION

(A)
Termination, Suspension or Amendment of the Plan.  The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to all applicable laws and to the rules and regulations of the SEC and the New York Stock Exchange (or any successor organizations) respecting shareholder approval or other requirements; provided that, without shareholder approval the Board may not (1) increase the maximum number of Shares available for issuance under the Plan (other than increases due to changes in capitalization referred to in Section 4(B) hereof), or (2) change the class of Employees eligible for Incentive Stock Options.  No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(B)
Termination, Suspension or Amendment of Awards.  Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4 hereof does not materially and adversely affect any such rights.

(C)
Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to section 4(B) hereof or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to Awards intended to comply with Section 162(m), no such adjustment shall be authorized to the extent that such authority would be inconsistent with having either the Plan or any Awards granted hereunder meeting the requirements of Section 162(m).

SECTION 16 - GENERAL PROVISIONS

(A)
Dividend Equivalents.  In the sole and complete discretion of the Committee, an Award (other than an Option) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.  All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.  The total number of Shares available for grant under Section 4 hereof shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

(B)
No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or Non-Employee Directors or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each recipient.

(C)
Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(D)
Withholding.  A Participant may be required to pay to an Employer, and each Employer shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payment of any Award.

(E)
Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award and any rules applicable thereto.  An Award shall be effective only upon delivery to a Participant, either electronically or by paper means, of an Award Agreement.  In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

(F)
No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval as such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(G)
No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer.  Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(H)
No Rights as Shareholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and such Participant, holder or beneficiary shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(I)
Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to the conflict of law principles thereof.

(J)
Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(K)
Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(L)
No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(M)
No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(N)
Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(O)
Binding Effect.  The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.  In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(P)
No Third Party Beneficiaries.  Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 3(E) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(Q)
Additional Transfer Restrictions.  No transfer of an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

SECTION 17 - TERM OF THE PLAN

(A)	Effective Date. The Plan shall be effective as of the date it has been approved by the Company’s shareholders (the “Effective Date”).

(B)
Expiration Date.  No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Approved by Stockholders
May 10, 2004

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

Haverty Furniture Companies, Inc.	Meeting Type: Annual
For holders as of: March 11, 2011
Date: May 9, 2011 Time: 10:00 a.m. ET
Location: Marriott SpringHill 120 East Redwood Street Baltimore, Maryland 21202

Haverty Furniture Companies, Inc. 780 Johnson Ferry Road Suite 800 Atlanta, GA 30342
You are receiving this communication because you hold share sin the company named above.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                                                                                                ANNUAL REPORT

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Voting Items

The Board of Directors recommends a vote FOR its nominees.

Election of Directors
1. Election of Directors: Holders of Class A Common Stock
Nominees:
01) John T. Glover 05) Frank S. McGaughey, III
02) Rawson Havertys, Jr. 06) Clarence H. Smith
03) L. Phillip Humann 07) Al Trujillo
04) Mylle H. Mangum

2. Election of Directors: Holders of Common Stock
8) Terence F. McGuirk 10) Fred L. Schuermann
9) Vicki R. Palmer

The Board of Directors recommends a vote FOR the following proposal.

3. Approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers.

The Board of Directors recommends a vote FOR the 3 year frequency vote.

4. Selection, on an advisory basis, of the frequency of the stockholder vote on the compensation of our named executive officers.

The Board of Directors recommends a vote FOR the following proposals.

5. Approval of an amendment to the 2004 Long-Term Incentive Plan increasing the maximum number of shares of common stock reserved for issuance.

6. Ratification of the Appointment of Ernst & Young LLP as Independent Auditor for 2011.

P R O X Y	HAVERTY FURNITURE COMPANIES, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 9, 2011

By signing this proxy you appoint Jenny Hill Parker and Dennis L. Fink, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposal and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 9, 2011, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 A.M.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but  you  need  not  mark  any  boxes  if  you  wish  to  vote  in  accordance  with  the  Board  of  Directors' recommendations.
The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/ Comments:

(if you noted any Address Changes/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

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           DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY  WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC.
The Board of Directors recommends a vote FOR its nominees.

Election of Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR its nominees.

1. Election of Directors: holders of Class A Common Stock
01) John T. Glover	05) Frank S. McGaughey, III
02) Rawson Haverty, Jr.	06) Clarence H. Smith
03) L. Phillip Humann	07) Al Trujillo
04) Mylle H. Mangum
2. Election of Directors: Holders of Common Stock
08) Terence F. McGuirk	10) Fred L. Schuermann
09) Vicki R. Palmer

The Board of Directors recommends a vote FOR the following proposal.

3. Approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers.	For Against Abstain ☐ ☐ ☐

The Board of Directors recommends a vote FOR the 3 Years frequency vote.

4. Selection, on an advisory basis, of the frequency of the stockholder vote on the compensation of our named executive officers.	3 Years 2 Years 1 Year Abstain ☐ ☐ ☐ ☐

The Board of Directors recommends a vote FOR the following proposals.

5. Approval of an amendment to the 2004 Long-Term Incentive Plan increasing the maximum number of shares of common stock reserved for issuance.	For Against Abstain ☐ ☐ ☐

6. Ratification of the Appointment of Ernst & Young LLP as Independent Auditor	For Against Abstain ☐ ☐ ☐

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Signature [PLEASE SIGN WITHIN BOX]Date	Signature (Joint Owners)Date